EXHIBIT 99.2

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of April, 2007, by and among Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II L.P., Wynnefield Capital Management LLC, Wynnefield Capital Inc., Nelson Obus, Joshua Landes, Terrier Partners LP, B-Doggy LLC, Bobby Melnick, Goldsmith & Harris Incorporated, Goldsmith & Harris Asset Management LLC, Goldsmith & Harris Capital Appreciation LLC, Philip W. Goldsmith, Jay R. Harris and Armand B. Erpf.

 The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the Common Stock of Breeze Eastern Corporation that are required to be reported on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

By: Wynnefield Capital Management, LLC,
its General Partner

By: /s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P., I

By: Wynnefield Capital Management, LLC,
its General Partner

By: /s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

By: Wynnefield Capital, Inc.,
its Investment Manager

By: /s/ Nelson Obus
Nelson Obus, President

WYNNEFIELD CAPITAL MANAGEMENT, LLC

By: /s/ Nelson Obus
      Nelson Obus, Co-Managing Member

WYNNEFIELD CAPITAL, INC.

By: /s/ Nelson Obus
Nelson Obus, President

CHANNEL PARTNERSHIP II, L.P.

By: /s/ Nelson Obus
      Nelson Obus, General Partner

/s/ Nelson Obus
Nelson Obus, Individually

/s/ Joshua H. Landes
Joshua H. Landes, Individually

Signature page to joint filing agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TERRIER PARTNERS LP

By: B-DOGGY LLC
Its General Partner

By: /s/ Bobby Melnick
        Bobby Melnick, Managing Member

B-DOGGY LLC

By: /s/ Bobby Melnick
        Bobby Melnick, Managing Member

       /s/ Bobby Melnick
        Bobby Melnick

Signature page to joint filing agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GOLDSMITH & HARRIS INCORPORATED

By: /s/ Philip W. Goldsmith
       Philip W. Goldsmith, Chairman

GOLDSMITH & HARRIS ASSET MANAGEMENT, LLC

By: /s/ Philip W. Goldsmith
       Philip W. Goldsmith, Managing Director

GOLDSMITH & HARRIS CAPITAL APPRECIATION, LLC

By: /s/ Philip W. Goldsmith
       Philip W. Goldsmith, Managing Director

 /s/ Philip W. Goldsmith
         Philip W. Goldsmith

 /s/ Jay R. Harris
         Jay R. Harris

 /s/ Armand B. Erpf
         Armand B. Erpf

Signature page to joint filing agreement